Exhibit 5.1

August 28, 2025

Western Midstream Partners, LP

9950 Woodloch Forest Drive, Suite 2800

The Woodlands, Texas 77380

Ladies and Gentlemen:

We are acting as counsel to Western Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Partnership of up to 36,986,158 common units representing limited partner interests of the Partnership (the “Merger Units”) to the stockholders of Aris Water Solutions, Inc., a Delaware corporation (“Aris”), and the unitholders of Aris Water Holdings, LLC, a Delaware limited liability company and direct subsidiary of Aris (“Aris OpCo”), pursuant to the Agreement and Plan of Merger, dated as of August 6, 2025 (as amended from time to time, the “Merger Agreement”), by and among the Partnership, Aris, Aris OpCo, Arrakis OpCo Merger Sub LLC, a Delaware limited liability company and direct subsidiary of the Partnership, Arrakis Holdings Inc., a Delaware corporation and direct subsidiary of the Partnership (“Arrakis Holdings”), Arrakis Unit Merger Sub LLC, a Delaware limited liability company and direct subsidiary of the Partnership, and Arrakis Cash Merger Sub LLC, a Delaware limited liability company and direct subsidiary of Arrakis Holdings.

We are rendering the opinion hereinafter set forth as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

In rendering the opinion hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”); (ii) organizational documents of the general partner of the Partnership; (iii) the resolutions adopted by the board of directors of the general partner of the Partnership; (iv) the Merger Agreement; (v) the Registration Statement and its exhibits; and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Partnership.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	Texas Tower, 845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Western Midstream Partners, LP August 28, 2025 Page 2

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete; (ii) all signatures on all documents we reviewed are genuine; (iii) all documents submitted to us as originals are true and complete; (iv) all documents submitted to us as copies are true and complete copies of the originals thereof; and (v) all persons executing and delivering the documents we examined have the legal capacity and authority to execute and deliver such documents. In addition, we have assumed that (a) the Registration Statement will have become effective, (b) the Merger Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the proxy statement/prospectus included therein, and (c) all stockholders of Aris and unitholders of Aris OpCo will have elected to receive the 0.625 Merger Units available to be received by such securityholders as consideration for each share of Aris Class A common stock, par value $0.01 per share, and each Aris OpCo Stapled Unit (as defined in the Registration Statement), in each case pursuant to the Merger Agreement.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that the Merger Units, when and if issued and delivered by the Partnership in accordance with the terms of the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”)).

This opinion is limited in all respects to the DRULPA and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other state or jurisdiction.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the related proxy statement/prospectus that forms a part of the Registration Statement. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. We undertake no, and hereby expressly disclaim any, obligation to advise the Partnership or anyone else of any change in any matter set forth herein.

Sincerely,

/s/ Vinson & Elkins L.L.P.